Exhibit 31.1

CERTIFICATION

I, Gary C. Beilman, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Dimeco, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 23, 2010	By:	/s/ Gary C. Beilman
Gary C. Beilman Chief Executive Officer